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                                                                     Exhibit 3.2

                                       * *

FORM CD-72-30M-4/86-808881

                        THE COMMONWEALTH OF MASSACHUSETTS

                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                                                          FEDERAL IDENTIFICATION
                       MICHAEL JOSEPH CONNOLLY, Secretary
                    ONE ASHBURTON PLACE, BOSTON, MASS 02108
                                                          NO. 04-2678061

                              ARTICLES OF AMENDMENT

                     General Laws, Chapter 156B, Section 72

     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114, Make check payable to the Commonwealth of Massachusetts.

We, C. Joseph LaBonte                                         , President/ , and
    John E. Beard                                                    , Clerk/ of

               Reebok International Ltd.
--------------------------------------------------------------------------------
                              (Name of Corporation)

located at 150 Royall Street, Canton, MA 0202]

do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on April 28, 1987, by vote of

(1)43,959,564 shares of      Common        out of 52,928,932 shares outstanding,
                        ------------------
                         (Class of Stock)

(2)44,348,570 shares of      Common    out of 52,928,932 shares outstanding, and
                        ---------------
                        (Class of Stock)

_____________ shares of __________________ out of __________ shares outstanding,
                        (Class of Stock)


     (1) being at least a majority of each class outstanding and entitled to vote thereon:-(1) and

     (2) two-thirds of each class outstanding and entitled to vote thereon:-(2) and

CROSS OUT

INAPPLICABLE

CLAUSE

/ /
/ /
/ /

(1)  Voted:    To increase the authorized common stock of the corporation from 100,000,000 shares to 250,000,000 shares.
(2)  Voted:    To amend Article 6 of the Articles of Organization by
               adding a new paragraph (k) relating to the liability of directors.

     (1) For amendment adopted pursuant to Chapter 156B, Section 70.

     (2) For amendment adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

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TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:

The total presently authorized is:

                      NO PAR VALUE     WITH PAR VALUE      PAR
     KIND OF STOCK  NUMBER OF SHARES  NUMBER OF SHARES    VALUE
     ------------------------------------------------------------
        COMMON            -0-              100,000,000  $     .01

       PREFERRED          -0-                       -0-

CHANGE the total to:

                      NO PAR VALUE     WITH PAR VALUE      PAR
     KIND OF STOCK  NUMBER OF SHARES  NUMBER OF SHARES    VALUE
     ------------------------------------------------------------
        COMMON            -0-              250,000,000  $     .01

       PREFERRED          -0-                       -0-

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Amend Article 6 by adding a new paragraph (k) to read as follows:

(k). No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the extent provided by applicable law notwithstanding any provision of law imposing such liability; provided, however, that this Article 6(k) shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 61 or 62 of the Business Corporation Law of The Commonwealth of Massachusetts, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not be construed in any way so as to impose or create liability. The foregoing provisions of this Article 6(k) shall not eliminate the liability of a director for any act of omission occurring prior to the date on which this
Article 6(k) becomes effective. No amendment to or repeal of this Article 6(k) shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


     The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 28th day of April, in the year 1987


/s/ C. Joseph LaBonte                                 President/
-----------------------------------------------

/s/ John E. Beard                                     Clerk/
-----------------------------------------------

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                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

     I hereby approve the within articles of amendment and, the filing fee in the amount of $75,075, having been paid, said articles are deemed to have been filed with me this 28th day of April, 1987.


                                                    /s/ Michael Joseph Connolly

                                                      MICHAEL JOSEPH CONNOLLY
                                                        SECRETARY OF STATE


       TO BE FILLED IN BY CORPORATION
     PHOTO COPY OF AMENDMENT TO BE SENT

          To: John E. Beard, Esq.
              Ropes & Gray
              225 Franklin Street
              Boston, MA 02110
          Telephone 617/423-6100

                                                                     Copy Mailed